News ONEOK to Participate in Citi Midstream Energy Infrastructure Conference TULSA, Okla. – Aug. 21, 2023 – ONEOK, Inc. (NYSE: OKE) will participate in investor meetings at the Citi Midstream Energy Infrastructure Conference, August 22-23, 2023, in Las Vegas. ONEOK’s latest investor materials are available at www.oneok.com. ------------------------------------------------------------------------------------------------------------------- ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is a leading midstream service provider and owns one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Rocky Mountain, Permian and Mid-Continent regions with key market centers and owns an extensive network of gathering, processing, fractionation, transportation and storage assets. ONEOK is a FORTUNE 500 company and is included in the S&P 500. For information about ONEOK, visit the website: www.oneok.com. For the latest news about ONEOK, find us on LinkedIn, Instagram, Facebook and Twitter. ### August 21, 2023 Analyst Contact: Megan Patterson 918-561-5325 Media Contact: Brad Borror 918-588-7582